SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  Evergreen International Balanced Income Fund
                  --------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                  51-0550959
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

c/o Evergreen Investment Management
Company, LLC
200 Berkeley Street
Boston, Massachusetts                                                  02116
-------------------------------------------                         -----------
   (Address of Principal Executive Offices)                          (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box: |X|                           following box: |_|


Securities Act registration statement file number                333-127742
pursuant to which this form relates:                          -----------------
                                                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:         Name of Each Exchange on Which
                                                 Each Class is to be Registered:

Common Shares of Beneficial Interest
With No Par Value                                New York Stock Exchange
----------------------------------------         -------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the section entitled "Description of Shares" in the Registration Statement on Form N-2 of Evergreen International Balanced Income Fund, as filed with the Securities and Exchange Commission (the "Commission") on August 22, 2005 (Securities Act File No. 333-127742 and Investment Company Act File No. 811-21799) (the "Original Registration Statement") and in the pre-effective amendment to the Registration Statement on Form N-2, as filed with the Commission on September 26, 2005 (the "First Pre-Effective Amendment").

Item 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

                  A copy of the Certificate of Trust of the Fund is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this instrument, has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    EVERGREEN INTERNATIONAL BALANCED INCOME FUND


                                    By:     /s/ Dennis H. Ferro
                                            ------------------------------------
                                    Name:   Dennis H. Ferro
                                    Title:  President and Chief Executive
                                            Officer

Date: October 14, 2005